Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

[DATE]

Global Technology Acquisition Corp. I

c/o Ogier Global (Cayman) Limited, 89 Nexus Way

Camana Bay, Grand Cayman

KY1-9009, Cayman Islands

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination and Merger Agreement, dated as of May [ ], 2024 (the “Merger Agreement”), by and among Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Purchaser”), and Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and wholly-owned subsidiary of Purchaser (“Merger Sub”, and together with the Purchaser, the “Purchaser Parties”). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce the Purchaser Parties and the Company to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Shareholder”) hereby agrees with Purchaser as follows (Shareholder and Purchaser collectively the “Parties” and each individually a “Party”):

1. Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of Purchaser, (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, charge, grant any option to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Class A ordinary shares, par value $0.0001 per share, of Purchaser (“Purchaser Shares”) held by it immediately after the Closing, any Purchaser Shares issuable upon the exercise of any options or warrants to purchase Purchaser Shares held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Purchaser Shares held by it immediately after the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Purchaser Shares or securities convertible into or exercisable or exchangeable for Purchaser Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for the period (the “Lock-Up Period”) commencing on the Effective Time until the date that is the 180th day after the Closing.

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers to an officer, director, manager, stockholder, partner, member or affiliate of such entity;
(ii)	in the case of an individual, Transfers by gift to a member of one of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;
(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;
(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;
(v)	in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;
(vi)	by private sales or transfers made in connection with the Closing at prices no greater than the price at which the Purchaser Shares were originally purchased;
(vii)	transactions relating to Purchaser Shares or other securities convertible into or exercisable or exchangeable for Purchaser Shares acquired in open market transactions after the Closing;
(viii)	Transfers to Purchaser pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Purchaser or the Company or forfeiture of the Shareholder’s Purchaser Shares or other securities convertible into or exercisable or exchangeable for Purchaser Shares in connection with the termination of the Shareholder’s service to Purchaser;
(ix)	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s Shareholders having the right to exchange their Purchaser Shares for cash, securities or other property; and
(x)	transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties thereto, and such change prevents the Transactions from qualifying as a “reorganization” pursuant to Section 368 or Section 351 of the Code (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof, provided that the terms of any such additional document shall not impose any additional restrictions or obligations on the Shareholder. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof.

4. Waiver of Jury Trial; Exemplary Damages.

a)	THE PARTIES TO THIS LETTER AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY TRANSACTION DOCUMENTS, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS LETTER AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS LETTER AGREEMENT.

b)	Each of the parties to this Letter Agreement acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Letter Agreement further acknowledges that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

5. Amendments; No Waivers; Remedies.

a)	This Letter Agreement cannot be amended, except by a writing signed by each of the Purchaser Parties subject to such amendment and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given. Notwithstanding the foregoing, any amendment hereto or waiver hereof that affects one Purchaser Party or group of affiliated Purchaser Parties, solely in its capacity as a holder of the shares of capital stock of Purchaser, in a manner that is materially adversely different from the other Purchaser Party (in such capacity) shall require the consent of the Purchaser Parties or group of affiliated Purchaser Parties so affected.

b)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Letter Agreement. No exercise of any right or remedy with respect to a breach of this Letter Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

c)	Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

d)	Notwithstanding anything else contained herein, neither shall any Party seek, nor shall any Party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Letter Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

6. No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Parties. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Letter Agreement.

7. Governing Law. This Letter Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

8. Counterparts; Facsimile Signatures. This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Letter Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other Parties.

9. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Letter Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

10. Construction of Certain Terms and References; Captions. In this Letter Agreement:

a)	References to particular sections and subsections not otherwise specified are cross-references to sections and subsections of this Letter Agreement.

b)	The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Letter Agreement as a whole and not to any particular provision of this Letter Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

c)	Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified.

d)	Unless otherwise specified, any reference to any agreement (including this Letter Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

e)	If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

f)	Captions are not a part of this Letter Agreement, but are included for convenience, only.

g)	All monetary figures used herein shall be in United States dollars unless otherwise specified.

h)	A reference to a statute or statutory provision includes, to the extent applicable at any relevant time: (i) that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision; (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and (iii) any subordinate legislation or regulation made under the relevant statute or statutory provision.

6. Specific Performance.

a)	The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Letter Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with this Letter Agreement this being in addition to any other remedy to which they are entitled under the terms of this Letter Agreement at Law or in equity (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy);

b)	Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Letter Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Letter Agreement when expressly available pursuant to the terms of this Letter Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

11. This Letter Agreement shall automatically terminate upon expiration of the Lock-Up Period.

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Very truly yours,

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:
Name:	Thomas D. Hennessy
Title:	Chief Executive Officer

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